As filed with the Securities and Exchange Commission on June 16, 2000
                                                       Registration No. 333-

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                             ___________________

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                             ___________________

                        American States Water Company
           (Exact name of registrant as specified in its charter)
                             ___________________

            California                              95-4676679
 (State or other jurisdiction of                 (I.R.S. Employer
  incorporation or organization)               Identification No.)

                         630 East Foothill Boulevard
                         San Dimas, California 91773
                               (909) 394-3600
        (Address and telephone number of principal executive offices)
                             ___________________

           American States Water Company 2000 Stock Incentive Plan
                          (Full title of the plan)
                             ___________________

                McClellan Harris III, Chief Financial Officer
                        American States Water Company
                         630 East Foothill Boulevard
                         San Dimas, California 91773
                   (Name and address of agent for service)
                             ___________________

 Telephone number, including area code, of agent for service: (909) 394-3600
                             ___________________

                      CALCULATION  OF REGISTRATION  FEE
============================================================================
                                Proposed       Proposed
Title of                        maximum        maximum
securities       Amount         offering       aggregate        Amount of
to be            to be          price          offering         registration
registered       registered     per unit       price            fee
----------------------------------------------------------------------------
Common           250,000<1>     $29.00<2>     $7,250,000<2>     $1,914<2>
Shares,
$2.50 stated
value
============================================================================
<FOOTNOTES>
<1>   This Registration Statement covers, in addition to the number of shares of Common Shares stated above, options and other rights to purchase or acquire the shares of Common Shares covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights which by reason of certain events specified in the American States Water
      Company 2000 Stock Incentive Plan (the "Plan") may become subject to the Plan.

<2>   Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Shares on June 14, 2000, as reported on the New York Stock Exchange and published in The Western Edition of The Wall Street Journal.

      The Exhibit Index for this Registration Statement is at page 8.
</FOOTNOTES>

                             PART I

                   INFORMATION REQUIRED IN THE
                    SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                             PART II

                   INFORMATION REQUIRED IN THE
                     REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference

     The following documents of American States Water Company
(the "Registrant") filed with the Commission are incorporated herein by reference:

     (a) Annual Report on Form 10-K for the Registrant's fiscal year ended December 31, 1999, as amended;

     (b) Quarterly Report on Form 10-Q for the Registrant's fiscal quarter ended March 31, 2000;

     (c) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A filed on August 20, 1998, and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

     The Registrant's Common Shares, $2.50 stated value (the
"Common Stock"), are registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     Section 317 of the General Corporation Law of California provides that a corporation has the power, and in some cases is required, to indemnify an agent, including a director or officer, who was or is a party or is threatened to be made a party to any proceeding, against certain expenses, judgments, fines, settlements and other amounts under certain circumstances. Article VI of the Registrant's Bylaws provides for the indemnification of directors, officers and agents as allowed by statute. In addition, the Registrant has purchased directors and officers insurance policies which provide insurance against certain liabilities for directors and officers.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

     See the attached Exhibit Index at page 8.

Item 9.  Undertakings

     (a)  The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                       (i)  To include any prospectus required
              by Section 10(a)(3) of the Securities Act;

                       (ii) To reflect in the prospectus any
              facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                       (iii)    To include any material
              information with respect to the plan of
              distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and
     (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Dimas, State of California, on the 13th day of June, 2000.



                              By: /s/ McClellan Harris III
                                 -------------------------------
                                 McClellan Harris III, Vice
                                 President - Finance
                                 Chief Financial Officer and
                                 Secretary



                        POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Floyd E. Wicks and McClellan Harris III, or either of them individually, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


     Signature                  Title                Date

/s/ Floyd E. Wicks
--------------------    President, Chief         June 13, 2000
Floyd E. Wicks          Executive Officer and
                        Director (Principal
                        Executive Officer)

/s/ McClellan Harris III
--------------------    Vice President -         June 13, 2000
McClellan Harris III    Finance, Chief
                        Financial Officer,
                        Treasurer and
                        Secretary (Principal
                        Financial and
                        Accounting Officer)

/s/ Lloyd E. Ross
--------------------    Chairman of the Board    June 12, 2000
Lloyd E. Ross           and Director

/s/ James L. Anderson
--------------------    Director                 June 13, 2000
James L. Anderson


--------------------    Director
Jean E. Auer

N.P. Dodge, Jr.
--------------------    Director                 June 13, 2000
N.P. Dodge, Jr.

/s/ Ann M. Holloway
--------------------    Director                 June 13, 2000
Ann M. Holloway

/s/ Robert F. Kathol
--------------------    Director                 June 13, 2000
Robert F. Kathol

                          EXHIBIT INDEX


Exhibit
Number               Description of Exhibit
-------              ----------------------

4.        American States Water Company 2000 Stock Incentive
          Plan

5.        Opinion of Counsel (opinion re legality).

23.1 Consent of Arthur Andersen LLP (consent of independent auditors).

23.2      Consent of Counsel (included in Exhibit 5).

24.       Power of Attorney (included in this Registration
          Statement under "Signatures").